As filed with the Securities and Exchange Commission on August 4, 2009

Registration No. 333-149768

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RODMAN & RENSHAW CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1374481
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1251 Avenue of the Americas
New York, NY 33487
(212) 356-0500
               (212) 356-0536 Facsimile
(Address, including zip code, and telephone number,
including area code, of registrant’s executive offices)

Edward Rubin
Chief Executive Officer
1251 Avenue of the Americas
New York, NY 33487
(212) 356-0500
               (212) 356-0536 Facsimile
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)

Copy to:
Kenneth S. Rose, Esq.
Morse, Zelnick, Rose & Lander, LLP
405 Park Avenue
New York, New York 10022
(212) 838-5030
(212) 838-9190 Facsimile

THE PURPOSE OF THIS AMENDMENT IS TO DEREGISTER 7,325,699 SHARES OF
COMMON STOCK.

PART II

Item 17.      Undertakings

     Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 is filed in order to deregister 7,325,699 shares of common stock covered by this Registration Statement which remain unsold. No shares of common stock were sold pursuant to this Registration Statement. The offering covered by this Registration Statement has been terminated.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on August 4, 2009.

RODMAN & RENSHAW CAPITAL GROUP, INC.

By:	/s/ Edward Rubin
Edward Rubin, Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, as amended, the following persons have signed this Post-Effective Amendment No. 1 to this Registration Statement in the capacities indicated on the date set forth above.

Signature	Title

/s/ Edward Rubin	Chief Executive Officer, President and Director
Edward Rubin	(principal executive officer)

*/s/ David J. Horin	Chief Financial and Accounting Officer
David J. Horin	(principal financial officer)

*/s/ Wesley K. Clark
Wesley K. Clark	Chairman and Director

*/s/ Michael Vasinkevich	Vice Chairman and Director
Michael Vasinkevich

*/s/ John J. Borer III	Senior Managing Director, Head of
John J. Borer III	Investment Banking and Director

*/s/ Sam Dryden	Director
Sam Dryden

*/s/ Richard M. Cohen	Director
Richard M. Cohen

*/s/ Winston Churchill	Director
Winston Churchill

*/s/ Mark L. Friedman	Director
Mark L. Friedman

*/s/ Marvin I. Haas	Director
Marvin I. Haas

*/s/ Peter F. Drake	Director
Peter F. Drake

_/s/ Edward Rubin__________________
* By: Edward Rubin, Attorney in fact